Exhibit 10.1

SALES AND PURCHASE AGREEMENT ON OFFICE UNITS AT 17 JINYUN ROAD, BEIBEI, CHONGQING

Party A refers to Jia Sheng Hechuan Development Co., Ltd. of Chongqing Hechuan No 2. Ruishan Silu, Chongqing and Party B refers to Trio-Tech Chongqing Co., Ltd., “Buyer.”

Whereas

Party A and Party B entered into a series of 6 Sale and Purchase Agreements concerning 3 units of non-residential property units and 3 units of residential property of the project Jiashengjingyunhuafu. Clause 1 to 4 of the Chinese agreement is summarized in the following table.

Units	Agreement No.	Type	Block Unit No.	Area (Sqm)	Px/Sqm	Total Px (RMB)

1	CQ-367385	Commercial	301-01	320.29	4134	1,324,078.86
2	CQ-367213	Commercial	302-01	257.04	7254	1,864,568.16
3	CQ-367491	Commercial	401-01	312.65	4134	1,292,495.10
4	CQ-367450	Commercial	402-01	270.08	7254	1,959,160.32
5	CQ-367699	Residential	403-02	115.82	2600	301,132.00
6	CQ-367715	Residential	1403-03	115.82	2600	301,132.00

Clause 1.

Name of Property: JiashengJingyunhuafu
Usage: For Rental

Clause 2.

The units’ ownership certificate number is: 422

Clause 3.

The building has in total 13 stories of commercial and residential space.

Clause 4.

The total purchase price for the 6 units purchased is RMB 7,042,566.44.

Clause 5.

The investment will be paid via HuaXia Bank Shares Co., Ltd. Payment Mode:

i) 10% upon signing of Agreement
ii) 50% upon registration of Agreement
iii) 40% upon handing over the property

Clause 6.

In the event that the property size or structure differs from the agreement, the agreement will follow the contract; in the event that the difference is less than 3%, Party A will be able to compensate the difference. If the difference is more than 3%, Party B reserves the right to terminate the agreement.

In the event that Party B returns the units, Party A shall within 30 days of the notice of termination compensate Party B the unit price paid and the interest according to the bank rate.

In the event that Party B does not wish to return the units, Party A will compensate the difference of up to 3% to Party A.

Clause 7.

Party A shall handover the premises to Party B before December 31, 2008.  In the event that Party A is unable to handover before the deadline, Party A should notify Party B.

Clause 8.

Party A shall inform Party B to prepare to takeover the premises seven days before the actual handover. Both parties shall go through a check first and both parties shall sign the handover documents. Party A will provide Party B documents regarding the property guarantee and the use of the property.

Clause 9.

N/A

Clause 10.

N/A

Clause 11.

Party A guarantees that the property sold is free from any encumbrances and disputes.

Clause 12.

Party A will inform Party B should there be any changes in the design and layout within 10 days after getting the approval from the approving government bodies, failing which Party B will have the right to return the property to Party A. Party B should respond within 15 days whether they still wish to keep the property or return the property to Party A. If Party B wants to return the property, Party A requires Party B to send in a request within 30 days to refund the money to Party A together with the interest at the prevailing bank rate.

Should Party B decide to keep the property, Party B should sign another agreement with Party A in acceptance of the property.

Clause 13.

Within 30 days of signing the agreement, both parties will apply to the relevant registration authorities for the transfer of the property rights.

Clause 14.

N/A

Clause 15.

Party A is to adhere to the regulations to build the property and is not to change anything of its own accord.

Clause 16.

N/A

Clause 17.

Party A shall ensure that the supply of electricity, water and gas is activated before December 31, 2008.

Clause 18.

Party B should abide by the rules of the agreement (property maintenance). In the event of damages under unforeseen circumstances, Party A will not be responsible for the damages, but will assist to reinstate or repair, and all such costs will be borne by Party B.

Clause 19.

Usage of the building and the units are subjected to the regulations of the country and the city.

Clause 20.

With regards to the outside walls and signboards, Party B is not allowed to alter the units’ main structure and authorized usage for the units. Party B is authorized to use the common shared areas and facilities around the units but has no rights to make any changes to the common shared areas. As currently there is no management committee, Party B is to entrust the management of the units to existing property management services offered by the present management.

Clause 21.

Party B should have read the maintenance agreement and the regulations governing this property before signing the agreement.

Clause 22.

Fees and expenses, including taxes, related to this Sales & Purchase Agreement shall be borne by both Party A and Party B.

Clause 23.

N/A

Clause 24.

In the case of disputes, both parties will first go into mutual discussion, and in the event of disagreement, the disputes will be settled in the Chinese court of law.

Clause 25.

Whatever matters arising from the contract after the agreement has been signed can be resolved via ordinary resolutions.

Clause 26.

The supplementary agreements shall have the same effect as this main agreement.

Clause 27.

N/A

Clause 28.

This agreement is effective within the date herein and both parties are to sign the agreement.

Party A                                                                                                Party B

Zhang Xiao Dong                                                                                 Victor Ting
Legal Representative                                                                           Legal Representative
Date: October 23, 2008                                                                      Date: October 23, 2008